UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 16, 2013 (March 28, 2013)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Lincoln St, Gillette, Wyoming	82717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 752-5731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

High Plains Gas, Inc. (“High Plains Gas” or the “Company”) on March 28, 2013 executed an Agreement and Plan of Merger between the Corporation and Chama Technologaes, Inc., a Nevada corporation, for the purchase by Chama of a controlling stock interest in High Plains.

The terms of the acquisition are substantially as follows:

The Agreement requires that the Company complete a 1 for 1,000 reverse split of High Plains Gas common stock.  Upon completion of the reverse stock split, High Plains Gas will have approximately 305,000 shares of common stock outstanding.  Pursuant to the merger, High Plains will issue to Chama shareholders 25,000,000 shares of High Plains Gas stock.  High Plains Gas assumes approximately $4,000,000 in obligations owed to previous shareholders of RWM Resources, Inc. that was previously owed by Chama.

The Company had previously divested itself of Miller Fabrication, LLC, the oil and gas servicing subsidiary of High Plains.

The above description is qualified in its entirety by the precise terms of the Letter of Intent which is attached to this Report on Form 8-K as an exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, High Plains Gas will issue and deliver approximately 25,000,000 shares of High Plains Gas stock to Chama, representing at approximately 99% of the issued and outstanding common stock of the Company.

Item 5.01 Changes in Control of Registrant.

As referenced in Item 1.01, upon execution of the Agreement and completion of the merger set forth therein, the shareholders of Chama shall have majority control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 28, 2013 a majority of the shareholders of High Plains Gas, Inc. (the “Company”) appointed Ed Presley, William Helfer and William Edwards as directors of the Company.  Effective March 28, 2013, Siva Mohan, Alan Smith and Cordell Fonnesbeck resigned as directors.  Joseph Hettinger resigned effective March 29, 2013.  Also at the meeting on March 28, 2013 the Board of Directors appointed Ed Presley as President and Chief Executive Officer.

Edward Presley, Board Member, President and CEO; Mr. Presley (66) has 40 years of extensive experience in oil and gas exploration and production.  He has been in the coal bed methane industry in Wyoming since 2001.  Mr. Presley is the co-founding developer of the GAZMO and the CDPP Patented and Copyrighted technology and process.

William Helfer, Board member and CFO; William Helfer (49) joins HPGS as a board member and the management team as the Chief Financial Officer.  Mr. Helfer graduated from the Ohio State University with a degree in accounting.  He has over 27 years of business experience including over 6 years of natural gas accounting experience.

Bill Edwards, Board Member; Bill Edwards (56) through his company Wolverine Roustabout Inc. completes construction and building of infrastructure in the CBM industry in the Powder River Basin and he and his team has over 50 years of combined experience in the coal bed methane and construction industries.  They have worked on over 5,000 CBM wells for various operators in the Powder River Basin in Montana and Wyoming.

Mr. Mohan, Mr. Smith, Mr. Fonnesbeck and Mr. Hettinger has been provided with a copy of the disclosures contained in this Report on Form 8-K, and has been given an opportunity to review and agree to such disclosures.  The Company has not received any letter disagreeing with this disclosure, and if any is received will file such letter by amendment.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Agreement and Plan of Merger between the Corporation and Chama Technologaes, Inc. dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Dated: April 16, 2013	By:	\s\ Ed Presley
Name: Ed Presley
Chief Executive Officer